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                                                                       EXHIBIT 8


                                   AGREEMENT


         This Agreement is between Hallmark Entertainment, LLC (f/k/a Hallmark Entertainment, Inc.) ("Holder") and Hallmark Entertainment Holdings, Inc. ("HEHI").

        WHEREAS, Holders holds or may hold stock in Crown Media Holdings, Inc. ("Crown");

        NOW, THEREFORE, the parties agree:

        All stock in Crown registered in Holder's name as of December 31, 2001 is held for the sole benefit of HEHI, and Holder disclaims all interest therein in favor of HEHI. Holder will transfer all stock in Crown to HEHI as soon as possible effective December 31, 2001.

Dated: December 31, 2001


                                  HALLMARK ENTERTAINMENT, INC.


                                  By:  /s/ TIMOTHY CLYNE
                                     --------------------------

                                  Title:  EVP, Finance
                                        -----------------------


                                  HALLMARK ENTERTAINMENT
                                  HOLDINGS, INC.


                                  By:  /s/ TIMOTHY CLYNE
                                     --------------------------

                                  Title:  EVP, Finance
                                        -----------------------